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                                                                    EXHIBIT 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 28, 2001 relating to the consolidated balance sheet of Wit Capital Europe Group plc and subsidiaries as of December 31, 2000 and the related consolidated profit and loss account and cash flows statements for the year then ended included in the Form 10-K/A, and to all references of our Firm included in this Form S-3 Registration Statement.


/s/ Arthur Andersen

London
August 24, 2001